SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                             -----------------------
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                January 13, 2006

                         TELESIS TECHNOLOGY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
                 (State or Other Jurisdiction of Incorporation)

            000-51008                                      04-3684840
         ---------------                                 ---------------
     (Commission File Number)             (IRS Employer Identification No.)

                          1611 12th Street East, Unit B
                             Palmetto, Florida 34221
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               (Address of Principal Executive Offices) (Zip Code)

                                  (941)795-7441
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) [ ]

     The Registrant is filing this Form 8-K to report the Registrant's January 13, 2006 sale of its Commercial Products Division and to add additional disclosure regarding its October 21, 2005 sale of its Test Lab division, which sale was previously disclosed in the Registrant's October 31, 2005 Form 8-K filing.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On January 13, 2006 ("Closing"), Telesis Technology Corporation (the "Company," "us," "we") completed the sale of its Telesis Commercial Products Division ("CPD" or "Commercial Products Division," explained below) to Global Technology Components, LLC, a Florida limited liability company ("Global"). The purchase was made pursuant to a Standard Asset Purchase Contract and the price paid by Global was $330,000, which amount was paid in the form of a promissory note in the amount of $165,000 (the "Note"), with the remaining amount of the purchase price paid in cash at the Closing.

     The Note bears interest at the rate of eight percent (8%) per year and is payable in sixty (60) equal monthly installments of $3,345.61, commencing on February 13, 2006 and ending on January 13, 2011. Pursuant to the Note, Global is in default if such monthly payment is not received within fifteen (15) days of the due date, and upon default, the principal amount of the Note along with any interest will bear interest at the rate of eighteen percent (18%) per year, until the Note is paid in full. Additionally, pursuant to the Note, if any payment due under the Note is not paid within ten (10) days of the date it is due, a late fee equal to five percent (5%) of such payment will be due.

     The payment of the Note was secured by a Security Agreement between us and Global, whereby Global granted us a security interest in certain collateral including a computer monitor and computer belonging to Global (the "Collateral") to secure the payment of the Note. In the event that Global fails to pay any amount of the Note when due, or other events of default (as described in the Security Agreement) occur, we may retain, sell, lease or otherwise dispose of any and/or all of the Collateral, along with other remedies as described in the Security Agreement. Global shall remain liable to the Company for the payment of any deficiency with interest at the highest rate allowable by law. Additionally, the payment of the Note was personally secured by David R. Kraft and Victoria L. Kraft, both Managing Members of Global pursuant to a Guaranty Agreement.

     In connection with the sale of the CPD, we and Global entered into an Indemnification Agreement, whereby we agreed to indemnify Global against any and all claims, liens, debts, taxes, fines, penalties, causes of action and judgments arising in connection with CPD which may have occurred prior to the Closing and Global agreed to indemnify us against any and all claims, liens, debts, taxes, fines, penalties, causes of action and judgments arising in connection with CPD which may occur after the Closing.

     Additionally, in connection with the Closing, we entered into a Covenant Not To Compete, whereby we agreed not to directly or indirectly as an employee, proprietor, agent, distributor, stockholder, partner, officer, director or otherwise, for a period of five (5) years after January 13, 2006, be employed by, engaged in, acquire an ownership interest in, or render advice or assistance to any business worldwide which competes directly or indirectly with the business being conducted by Global. Additionally, we agreed not to solicit customers or employees from Global for a period of five years after January 13, 2006. Global's remedies in the event we breach the Covenant Not To Compete include the right to an injunction against our actions and to an accounting and repayment of any compensation and benefits realized in connection with such violation.

     In connection with the sale of the CPD, Global agreed that it would not utilize the trade name of Telesis Commercial Products Division after 90 days from the date of Closing.

DESCRIPTION  OF  COMMERCIAL  PRODUCTS  DIVISION
-----------------------------------------------

     The Commercial Products Division was one of three (3) divisions which we operated. The other two remaining divisions are Telesis Aerospace and Telesis RF. The Commercial Products Division was formed to target the commercial and industrial market segment in the use of our products for telecom, computer, medical, automotive, agriculture and commercial aviation. Our market focus was to concentrate on selling to the OEM (original equipment manufacturer) customer base. We had approximately 37 OEM customers at the time of the sale of the Commercial Products Division.

     Included in the sale of the CPD were our customer lists, employees (including CPD management employees) furniture and computers relating to the CPD.

     For the nine months ended September 30, 2005, the Commercial Products Division accounted for $430,369 or 17.7% of sales, which totaled $2,426,768 for the nine months ended September 30, 2005, with the majority of our sales for the nine months ended September 30, 2005 coming from our Aerospace division.

     Our management believes that the sale of our Commercial Products Division will allow us to focus on our core Aerospace and Defense business.

PREVIOUS SALE OF TELESIS TEST LAB DIVISION

     On October 21, 2005, we completed the sale of our Test Lab Division (the "Test Lab" or "Telesis Test Lab") to Celerity Test Labs, Inc. ("Celerity"), for an aggregate of $65,000, of which $30,000 was paid in the form of a $30,000 Promissory Note (the "Test Lab Note" which was similar to the Global Note attached hereto as Exhibit 10.1, other than in respect to the parties, dates, interest rate and due dates of the Promissory Note). The sale was made pursuant to a Standard Asset Purchase Contract.

     The Test Lab Note bears interest at the rate of seven percent (7%) per year and is payable in sixty (60) equal monthly installments of $594.04, commencing on November 21, 2005 and ending October 21, 2010. Pursuant to the Test Lab Note, Celerity is in default if such monthly payment is not received within fifteen
(15) days of the due date, and upon default, the principal amount of the Test Lab Note along with any interest will bear interest at the rate of eighteen percent (18%) per year, until the Test Lab Note is paid in full. Additionally, pursuant to the Test Lab Note, if any payment due under the Test Lab Note is not paid within ten (10) days of the date it is due, a late fee equal to five percent (5%) of such payment will be due.

     The payment of the Test Lab Note was secured by a Security Agreement between us and Celerity (similar to the Security Agreement with Global, attached hereto as Exhibit 10.4,), whereby Celerity granted us a security interest in certain collateral including all of the equipment, furniture and fixtures of Telesis Test Lab (the "Celerity Collateral") to secure the payment of the Test Lab Note. In the event that Celerity fails to pay any amount of the Test Lab Note when due, or other events of default (as described in the Celerity Security Agreement) occur, we may retain, sell, lease or otherwise dispose of any and/or all of the Collateral, along with other remedies as described in the Security Agreement. Celerity shall remain liable to the Company for the payment of any deficiency with interest at the highest rate allowable by law. Additionally, the payment of the Test Lab Note was personally secured by Cynthia E. Berube, the President of Celerity pursuant to a Guaranty Agreement.

     In connection with the sale of the Test Lab, we and Celerity entered into an Indemnification Agreement, whereby we agreed to indemnify Celerity against any and all claims, liens, debts, taxes, fines, penalties, causes of action and judgments arising in connection with Test Lab which may have occurred prior to the October 21, 2005 closing and Celerity agreed to indemnify us against any and all claims, liens, debts, taxes, fines, penalties, causes of action and judgments arising in connection with Test Lab which may occur after the October 21, 2005 closing.

     Additionally, in connection with the closing of the Test Lab, we entered into a Covenant Not To Compete (similar to the Covenant Not to Compete filed as
Exhibit 10.5 hereto, other than the parties and dates involved), whereby we agreed not to directly or indirectly as an employee, proprietor, agent, distributor, stockholder, partner, officer, director or otherwise, for a period of five (5) years after October 21, 2005, be employed by, engaged in, acquire an ownership interest in, or render advice or assistance to any business worldwide which competes directly or indirectly with the business being conducted by Celerity. Additionally, we agreed not to solicit customers or employees from Celerity for a period of five years after October 21, 2005. Celerity's remedies in the event we breach the Covenant Not To Compete includes the right to an injunction against our actions and to an accounting and repayment of any compensation and benefits realized in connection with such violation.

DESCRIPTION  OF  TELESIS TEST LAB DIVISION
------------------------------------------

     Telesis Test Lab provided qualification, testing and validation services to end users of electronic components, distributors and suppliers of electronics, contract manufacturers and system integrators. Telesis Test Lab specialized in the pre-production and post-production testing and validation of board level components and provided "one-stop" service that allowed customers to improve their time to market, reduce costs and control quality parameters.

     Included in the sale of the Test Lab was equipment and computers related to the Test Lab.

     Revenues from the Telesis Test Lab division for the nine months ended September 30, 2005, totaled $47,798 or 2.0% of total revenues of $2,426,758 for the nine months ended September 30, 2005. The majority of our sales for the nine months ended September 30, 2005 came from our Aerospace division.

     Our management believes that the sale of the Telesis Test Lab division will allow us to focus on our core Aerospace and Defense business.

     In connection with the sale of the Test Lab division, Celerity agreed that it would not utilize the trade name of Telesis Test Lab after 90 days from the date of closing.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     On October 21, 2005, we closed the sale of our Test Labs Division, which is described in greater detail above under Item 1.01 above.

     On January 13, 2006, we closed the sale of our Commercial Products Division, which is described in greater detail under Item 1.01 above.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.       Description
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10.1*             Promissory Note of Global Technology Components, LLC
10.2*             Indemnification Agreement with Global Technology
                  Components, LLC
10.3*             Guaranty Agreement with David R. Kraft & Victoria L. Kraft
10.4*             Security Agreement with Global Technology Components, LLC
10.5*             Covenant Not To Compete with Global Technology Components, LLC

* attached hereto.

                                   SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELESIS TECHNOLOGY CORPORATION
------------------------------

January  25, 2006


/s/ Hasit Vibhakar
----------------------
Hasit Vibhakar
Chief Executive Officer

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